                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Lowe's Companies, Inc.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                   Faye Wyatt
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          $125.

     (2)  Form, Schedule or Registration Statement No.:

          Preliminary Proxy Statement

     (3)  Filing Party:

          Hunton & Williams, Richmond, Va.

     (4)  Date Filed:

          April 1, 1994

                             LOWE'S COMPANIES, INC.

                                 P.O. BOX 1111

                           NORTH WILKESBORO, NC 28656

Dear Lowe's Shareholder:

     As stated in the attached Proxy Statement, Lowe's 1994 Annual Meeting will be held on Friday, May 27 at 10:00 a.m. at our corporate headquarters in North Wilkesboro, North Carolina. The business of this year's meeting is to elect four Class II Directors for a term of three years, to approve an increase in authorized Common Stock to 700 million shares, to approve amendments to our 1985 Stock Option Plan which, among other things, increases the number of shares covered by the plan by 1,000,000 shares, to approve a Directors' Stock Incentive Plan and the issuance of up to 25,000 shares under such plan, and to approve the appointment of Deloitte & Touche as our independent auditors for Fiscal 1994. As in the past, the meeting will include a report on Lowe's activities for the fiscal year ended January 31, 1994 and there will be an opportunity for comments and questions from the shareholders.

     Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

     Fiscal 1993 was a record year for Lowe's Companies, Inc., and we hope shareholders are as pleased with that performance as are Lowe's Directors, management and associates. We do not plan to rest on this performance but instead build on it for exciting developments in the future.

                                   Sincerely,


        Robert L. Strickland                 Leonard G. Herring
       Chairman of the Board                  President & CEO

April 27, 1994

                             LOWE'S COMPANIES, INC.

                                 P. O. BOX 1111

                           NORTH WILKESBORO, NC 28656

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1994

     The Annual Meeting of Shareholders of Lowe's Companies, Inc. (the "Company") will be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 27, 1994, at 10:00 a.m. to consider and act upon the following proposals:

          1. To elect four Class II Directors for a term of three years;

          2. To approve an amendment to the Company's Restated and Amended Charter to increase authorized Common Stock to 700 million shares;

          3. To approve amendments to the Company's 1985 Stock Option Plan to increase the shares available for issuance under the Plan by 1,000,000 shares, to authorize the grant of stock appreciation rights, stock awards and incentive awards, and to extend the term of the Plan to January 30, 2004;

          4. To approve the Directors' Stock Incentive Plan and to authorize the issuance of up to 25,000 shares of Common Stock under the Directors' Stock Incentive Plan;

          5. To approve the appointment of Deloitte & Touche as independent certified public accountants for the fiscal year ending January 31, 1995; and

          6. To transact such other business as may be properly brought before the Annual Meeting.

     Shareholders of record at the close of business on April 8, 1994, are entitled to notice of and to vote at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. If two or more proxies are submitted by the same shareholder, the proxy bearing the later date will revoke the prior proxy. Any proxy delivered before the meeting may be revoked by attending the meeting and voting in person.

     You are cordially invited to attend and we look forward to seeing you at the meeting.

                                   Sincerely,


             Robert L. Strickland                           Leonard G. Herring
            Chairman of the Board                            President & CEO

North Wilkesboro, North Carolina
April 27, 1994

IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE PROXY AND MAIL AT ONCE IN THE ENCLOSED ENVELOPE.

                             LOWE'S COMPANIES, INC.

                                 P. O. BOX 1111

                     NORTH WILKESBORO, NORTH CAROLINA 28656

                                  910/651-4000

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1994

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 27, 1994, at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will be sent to shareholders on April 27, 1994.

     Only shareholders of record at the close of business on April 8, 1994, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 8, 1994, there were 148,210,288 shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

     IMPORTANT NOTE: On March 16, 1994, the Company's Common Stock was split two for one. All per share information in this Proxy Statement has been adjusted to reflect the two-for-one stock split effective March 16, 1994.

                         ELECTION OF CLASS II DIRECTORS

     There are currently nine members of the Board of Directors, which is divided into three classes, with one class to be elected each year for a three-year term. The term of Class II Directors is expiring at the 1994 Annual Meeting. Because a new nominee is being presented to shareholders for election, the Board of Directors is being expanded to ten members and Class II is being expanded to four members. The four nominees listed below have been nominated by the Board of Directors, as recommended by the Executive Committee, to a three-year term as Class II Directors. If elected, each Class II nominee will serve three consecutive years with his/her term expiring in 1997 or until a successor is elected and qualifies. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors ("broker non-votes") will not be included in determining the number of votes cast, although such shares will be counted for purposes of determining a quorum. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote FOR the four nominees named below, all of whom, except Carol A. Farmer, currently serve as Directors. If at the time of the meeting any of these nominees shall become unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

                  INFORMATION CONCERNING NEW CLASS II NOMINEE

New Nominee for Election for Three-Year Term (Class II Director to serve until the 1997 Annual Meeting)

                                DIRECTOR              BUSINESS EXPERIENCE, DIRECTORSHIPS, AND
        NAME AND AGE             SINCE                 POSITIONS WITHIN THE LAST FIVE YEARS
- ----------------------------    --------     ---------------------------------------------------------
Carol A. Farmer, 49.........       N/A       President of Carol Farmer Associates, Inc. (Trend
- ----------------------                       Forecasting and Consulting), Boca Raton, Fla., since
- ----------------------                       1985.
- ----------------------
- ----------------------
- ----------------------
- ----------------------
- ----------------------
- ----------------------
- ----------------------

               INFORMATION CONCERNING INCUMBENT CLASS II NOMINEES

Incumbent Nominees for Election for Three-Year Term (Class II Directors to serve until the 1997 Annual Meeting)

                                DIRECTOR              BUSINESS EXPERIENCE, DIRECTORSHIPS, AND
        NAME AND AGE             SINCE                 POSITIONS WITHIN THE LAST FIVE YEARS
- ----------------------------    --------     ---------------------------------------------------------
Leonard G. Herring, 66......      1956       President and Chief Executive Officer since 1978,
- ----------------------                       Chairman of Non-Employee Directors' Stock Option
- ----------------------                       Committee, Member of Executive Committee and
- ----------------------                       Government/Legal Affairs Committee of the Company. Other
- ----------------------                       directorships: First Union Corporation, Charlotte, N.C.,
- ----------------------                       since 1986.
- ----------------------
- ----------------------
- ----------------------
- ----------------------
Robert G. Schwartz, 66......      1973       Chairman of Compensation/Employee Stock Option Committee,
- ----------------------                       Member of Audit Committee and Committee of Outside
- ----------------------                       Directors of the Company. Director of Metropolitan Life
- ----------------------                       Insurance Company, New York, N.Y., since 1980, having
- ----------------------                       previously served as Chairman of the Board (1983-1993),
- ----------------------                       President and Chief Executive Officer (1989-1993) of that
- ----------------------                       company. (Mr. Schwartz retired in March, 1993.) Other
- ----------------------                       directorships: Potlatch Corporation, San Francisco,
- ----------------------                       Calif., since 1973; Comsat Corporation, Washington, D.C.,
- ----------------------                       since 1986; Mobil Corporation, New York, N.Y., since
                                             1987; The Reader's Digest Association, Inc.,
                                             Pleasantville, N.Y., since 1989; Consolidated Edison
                                             Company of New York, New York, N.Y., since 1989; CS First
                                             Boston, Inc., New York, N.Y., since 1989; Lone Star
                                             Industries, Inc., Stanford, Conn., since 1994.

Jack C. Shewmaker, 56.......      1985       Member of Compensation/Employee Stock Option Committee,
- ----------------------                       Executive Committee and Committee of Outside Directors of
- ----------------------                       the Company. Director of Wal-Mart Stores, Inc. (Discount
- ----------------------                       Retail Chain), Bentonville, Ark., since 1977, having
- ----------------------                       previously served as Vice Chairman of the Board
- ----------------------                       (1984-1988), President and Chief Operating Officer
- ----------------------                       (1978-1984) of that company. (Mr. Shewmaker retired in
- ----------------------                       February, 1988.) Other directorships: Vons Companies,
- ----------------------                       Inc., El Monte, Calif., since 1988.
- ----------------------

                  INFORMATION CONCERNING CONTINUING DIRECTORS

The Directors whose terms expire after 1994 are:

Class III Directors, term expiring in 1995

                                DIRECTOR              BUSINESS EXPERIENCE, DIRECTORSHIPS, AND
        NAME AND AGE             SINCE                 POSITIONS WITHIN THE LAST FIVE YEARS
- ----------------------------    --------     ---------------------------------------------------------
Gordon E. Cadwgan, 80.......      1961       Chairman of Audit Committee, Member of Compensation/
- ----------------------                       Employee Stock Option Committee, Executive Committee and
- ----------------------                       Committee of Outside Directors of the Company. Trustee
- ----------------------                       and Financial Consultant, affiliated with Tucker Anthony,
- ----------------------                       Inc., Boston, Mass., since 1979. Other directorships:
- ----------------------                       Third Century Fund, Inc., Providence, R.I., since 1981.
- ----------------------
- ----------------------
- ----------------------
- ----------------------
Petro Kulynych, 72..........      1952       Member of Audit Committee, Executive Committee and
- ----------------------                       Government/Legal Affairs Committee of the Company, having
- ----------------------                       previously served as Managing Director (1978-1983). (Mr.
- ----------------------                       Kulynych retired in December, 1983.) Other directorships:
- ----------------------                       Local Board, Wachovia Bank of North Carolina, N.A., North
- ----------------------                       Wilkesboro, N.C., since 1988; Carolina Motor Club, Inc.
- ----------------------
- ----------------------
- ----------------------
- ----------------------
Russell B. Long, 75.........      1987       Chairman of Government/Legal Affairs Committee, Member of
- ----------------------                       Compensation/Employee Stock Option Committee and
- ----------------------                       Committee of Outside Directors of the Company. Partner,
- ----------------------                       Long Law Firm (Attorneys-at-Law), Washington, D.C., since
- ----------------------                       1988. Other directorships: Catalyst Vidalia Corp.,
- ----------------------                       Vidalia, La., since 1989; The New York Stock Exchange,
- ----------------------                       Inc., New York, N.Y., since 1987. Other: United States
- ----------------------                       Senator 1948-1987; Member, Senate Finance Committee
- ----------------------                       1952-1987 (Chairman 1965-1981).
- ----------------------

Class I Directors, term expiring in 1996

                                DIRECTOR              BUSINESS EXPERIENCE, DIRECTORSHIPS, AND
        NAME AND AGE             SINCE                 POSITIONS WITHIN THE LAST FIVE YEARS
- ----------------------------    --------     ---------------------------------------------------------
William A. Andres, 67.......      1986       Chairman of Committee of Outside Directors, Member of
- ----------------------                       Audit Committee and Compensation/Employee Stock Option
- ----------------------                       Committee of the Company. Previously Chairman of the
- ----------------------                       Board (1976-1983), Chairman of Executive Committee
- ----------------------                       (1983-1985) of Dayton Hudson Corporation (Retail Chain),
- ----------------------                       Minneapolis, Minn. (Mr. Andres retired in September,
- ----------------------                       1985.) Other directorships: Jostens, Inc., Minneapolis,
- ----------------------                       Minn., since 1985; Scott Paper Company, Philadelphia,
- ----------------------                       Penn., since 1983; Multifoods, Inc., Minneapolis, Minn.,
- ----------------------                       since 1978; Hannaford Bros., Scarborough, Me., since
                                             1986.

John M. Belk, 74............      1986       Member of Audit Committee, Compensation/Employee Stock
- ----------------------                       Option Committee and Committee of Outside Directors of
- ----------------------                       the Company. Chairman of the Board, Belk Stores Services,
- ----------------------                       Inc. (Retail Department Stores), Charlotte, N.C., since
- ----------------------                       1980. Other directorships: Coca-Cola Bottling Company
- ----------------------                       Consolidated, Charlotte, N.C., since 1972; Chaparral
- ----------------------                       Steel, Midlothian, Tex., since 1987.
- ----------------------
- ----------------------
- ----------------------
Robert L. Strickland, 63....      1961       Chairman of the Board since 1978, Chairman of Executive
- ----------------------                       Committee, Member of Government/Legal Affairs Committee
- ----------------------                       and Non-Employee Directors' Stock Option Committee of the
- ----------------------                       Company. Other directorships: Summit Communications,
- ----------------------                       Atlanta, Ga., since 1987; T. Rowe Price Associates, Inc.,
- ----------------------                       Baltimore, Md., since 1991.
- ----------------------
- ----------------------
- ----------------------
- ----------------------

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

     COMPENSATION OF DIRECTORS -- STANDARD ARRANGEMENTS. Employee Directors receive no Director or Committee compensation. Directors (other than Founding Directors) who were not otherwise employed by the Company were paid, during Fiscal 1993, an annual retainer of $20,000. Non-employee Founding Directors were paid a retainer of $40,000 each (Gordon E. Cadwgan and Petro Kulynych are non-employee Founding Directors.) Committee members were paid an additional $5,000 for serving as a member of a permanent committee with Committee Chairmen having been paid an additional $10,000. The maximum amount paid during Fiscal 1993 to any one Director (pursuant to the terms of the Company's Director Compensation Plan) was $45,000 except for Mr. Cadwgan who received an additional $1,400 (plus expenses) for serving as a Director on the Board of one of the Company's wholly owned subsidiaries.

     COMPENSATION OF DIRECTORS -- OTHER ARRANGEMENTS. The Director compensation arrangement also provides that once a Founding Director elects to retire, such Director will be compensated for life at an annual rate equal to 50% of the most recent basic annual Director fee paid to any Founding Director.

     In 1989, the Company's shareholders approved the Lowe's Companies, Inc. 1989 Non-Employee Directors' Stock Option Plan. Under this Plan, each outside Director was granted annually an immediately exercisable stock option to purchase 4,000 shares of Common Stock at the first Directors' Meeting following the Annual Meeting in 1989, 1990, 1991, 1992 and 1993. The option price equals the shares' fair market value on the date of grant. In accordance with a formula set forth in the option agreement, the Company makes a federal income tax deposit on behalf of Directors who exercise options. Two hundred thousand shares of Common Stock were reserved under the Plan for the granting of options, of which options covering 140,000 shares have been granted. During 1993, options covering 28,000 shares were granted at a price of $18.875 per share and exercisable for 10 years covering 4,000 shares each for non-employee Directors Andres, Belk, Cadwgan, Kulynych, Long, Schwartz and Shewmaker. No additional options may be granted under this Plan.


     During Fiscal 1993, Mr. Cadwgan exercised options for 8,000 shares and realized a net gain on the shares of $118,624 (representing the difference between the market value at the date of exercise and the option exercise price). Mr. Shewmaker exercised options for 20,000 shares and realized a net gain on the shares of $309,500 (representing the difference between the market value at the date of exercise and the option exercise price). In accordance with the provisions of the option agreements between Messrs. Cadwgan and Shewmaker and the Company, the Company applied part of the gross proceeds of the option exercise price to make federal income tax deposits on behalf of Messrs. Cadwgan ($55,694) and Shewmaker ($158,606).


     BOARD OF DIRECTORS -- During Fiscal 1993, the Board of Directors held five meetings. The Board has five standing committees which met the number of times set forth in parentheses: Executive (3), Audit (4), Compensation/Employee Stock Option (3), Government/Legal Affairs (0) and Outside Directors (0). All Directors attended at least 75% of the meetings of the Board and committees on which they served with the exception of Senator Long who attended 63% of such meetings.

     AUDIT COMMITTEE -- The Company's Audit Committee consists of five non-employee Directors: Gordon E. Cadwgan (Chairman), William A. Andres, John M. Belk, Petro Kulynych and Robert G. Schwartz. The Audit Committee meets independently with the internal auditing staff, with representatives of the Company's independent accountants and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fee charged by the independent accountants, determines the duties and responsibilities of the internal auditors, reviews audit results and other matters relating to internal control. In addition, the Audit Committee recommends annually the engagement of the Company's independent accountants.

     COMPENSATION/EMPLOYEE STOCK OPTION COMMITTEE -- The Company's Compensation/Employee Stock Option Committee consists of six non-employee
Directors: Robert G. Schwartz (Chairman), William A. Andres, John M. Belk, Gordon E. Cadwgan, Russell B. Long and Jack C. Shewmaker. This Committee reviews and sets, at least annually, the compensation of Directors who are employees of the Company; reviews the compensation of all other employees whose annual salary and bonus opportunities exceed a certain level; reviews and approves all annual bonus plans; reviews and approves all forms of compensation which exceed one year in duration, including employee stock option and deferred compensation awards; administers and interprets all provisions of any compensation, employee stock option or stock appreciation rights plans approved by the Board; and grants options pursuant to the terms of any employee stock option or stock appreciation rights plan.

     EXECUTIVE COMMITTEE -- The Company's Executive Committee consists of five
Directors: Robert L. Strickland (Chairman), Gordon E. Cadwgan, Leonard G. Herring, Petro Kulynych and Jack C. Shewmaker. The Executive Committee exercises all of the powers of the Board of Directors between Board meetings, except as otherwise limited by law. In addition, this Committee functions as a nominating committee by recommending nominees for election as Directors of the Company. This Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting (generally, not later than the end of November preceding the annual meeting). Such recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

     GOVERNMENT/LEGAL AFFAIRS COMMITTEE -- The Government/Legal Affairs Committee of the Company consists of four members: Russell B. Long (Chairman), Leonard G. Herring, Petro Kulynych and Robert L. Strickland. This Committee assists the Board of Directors with the Company's relationships with federal, state and local governments. The Committee also assists the Board and management in responding to and initiating legislative proposals at all three governmental levels.

     COMMITTEE OF OUTSIDE DIRECTORS -- The Company also has a Committee of Outside Directors which consists of six non-employee Directors: William A. Andres (Chairman), John M. Belk, Gordon E. Cadwgan, Russell B. Long, Robert G. Schwartz and Jack C. Shewmaker. This Committee, performs, at the direction of the Board of Directors, special projects appropriately assigned to outside directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership as of April 8, 1994, except as noted, of Common Stock of each incumbent Director of the Company, each nominee for election as a Director of the Company, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:

                       NAME OR NUMBER                                                 PERCENT
                     OF PERSONS IN GROUP                  NUMBER OF SHARES(1)         OF CLASS
     ---------------------------------------------------  -------------------         --------
     William A. Andres                                             34,000                *
     John M. Belk                                                  32,000                *
     Gordon E. Cadwgan                                            105,476                *
     Carol A. Farmer                                                  300                *
     Leonard G. Herring                                         1,859,610(2)            1.255
     Petro Kulynych                                             2,234,060(3)            1.507
     Russell B. Long                                               76,400                *
     R. Michael Rouleau                                            30,000                *
     Robert G. Schwartz                                            40,000(4)             *
     Jack C. Shewmaker                                             21,600                *
     Robert L. Strickland                                       1,374,410(5)             *
     Robert L. Tillman                                             93,078                *
     Harry B. Underwood II                                         76,060                *
     Incumbent Directors, Director Nominees
       and Executive Officers as a Group (20 in total)          6,090,624(6)            4.106
     Lowe's Companies Employee Stock
       Ownership Trust
       P.O. Box 1111
       North Wilkesboro, NC 28656                              29,924,660(6)           20.191
     FMR Corp.
       82 Devonshire Street
       Boston, MA 02109                                        19,824,472(7)           13.376
     Loomis, Sayles & Company, Incorporated
       One Financial Center
       Boston, MA 02111                                         7,728,448(7)            5.215

- ---------------

  * Less than 1%.
(1) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Andres 20,000 shares; Mr. Belk 20,000 shares; Mr. Cadwgan 8,000 shares; Mr. Herring 10,000 shares; Mr. Kulynych 20,000 shares; Mr. Schwartz 20,000 shares; Mr. Strickland 20,000 shares; Mr. Underwood 16,000 shares; with aggregate shares for all Executive Officers and Directors as a group (19) being 134,000.
(2) Includes 81,300 shares of shared voting and investment power.

(3) Includes 82,000 shares of shared voting and investment power. Also includes 1,420,000 shares in a self-directed individual retirement account.
(4) Does not include 33,400 shares beneficially owned by Metropolitan Life Insurance Company of which Mr. Schwartz currently serves on the Board of Directors. (Mr. Schwartz retired as Chairman of the Board, President and Chief Executive Officer of Metropolitan Life Insurance Company in March, 1993.)
(5) Includes 164,000 shares of shared voting and investment power.
(6) Shares allocated to participants' ESOP accounts are voted by the participants, via proxy solicitations from Wachovia Bank of North Carolina, N.A. (the "Trustee"). The ESOP's Management Committee directs the Trustee in the manner in which shares not allocated to participants' accounts are to be voted. The Management Committee has 18 members, including Messrs. Herring, Strickland, Rouleau, Tillman and Underwood. At April 8, 1994, there were 292,896 unallocated shares.
(7) Shares held at December 31, 1993.

     Based solely on its review of the forms required to be filed by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company and written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners of more than 10% of its Common Stock have been complied with.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid Executive Officers for the three fiscal years ended January 31, 1994:

                         SUMMARY COMPENSATION TABLE(1)

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION            -------------
                                            -------------------------------------
                                 (B)                                    (E)              (F)              (G)
           (A)              -------------     (C)        (D)      ---------------   -------------   ---------------
- --------------------------   FISCAL YEAR    --------   --------    OTHER ANNUAL     STOCK OPTIONS      ALL OTHER
NAME & PRINCIPAL POSITION   ENDED JAN. 31    SALARY     BONUS     COMPENSATION(2)    (IN SHARES)    COMPENSATION(3)
- --------------------------  -------------   --------   --------   ---------------   -------------   ---------------
Leonard G. Herring........       1994       $535,000   $373,750      $ 173,523               0          $19,500
  President & CEO                1993       $495,000   $253,500      $ 146,397               0          $30,000
                                 1992       $430,000   $      0      $  79,269               0          $28,889
Robert L. Strickland......       1994       $497,500   $341,250      $ 157,961               0          $19,500
  Chairman of the Board          1993       $470,000   $240,500      $ 137,950               0          $30,000
                                 1992       $410,000   $      0      $  74,652               0          $28,889
Robert L. Tillman.........       1994       $321,000   $180,000      $  82,910               0          $19,500
  Executive Vice                 1993       $281,381   $147,010      $  65,235               0          $30,000
  President-Merchandising        1992       $245,000   $      0      $  25,278               0          $28,889
R. Michael Rouleau........       1994       $321,000   $180,000      $       0               0          $16,298
  Executive Vice                 1993       $149,998   $ 75,210      $       0          30,000          $     0
  President-Store                1992(4)          NA         NA             NA              NA               NA
  Operations
Harry B. Underwood II.....       1994       $203,846   $118,500      $  43,160               0          $19,500
  Senior Vice President &        1993       $195,537   $114,000      $  38,812               0          $30,000
  Treasurer (Chief               1992       $190,000   $      0      $  14,220               0          $25,275
  Financial Officer)

- ---------------

(1) Does not include awards made on January 31, 1994 for the fiscal year ending January 31, 1995 described in the New Plan Benefit Table included in this Proxy Statement
(2) All amounts shown are payments from the Company's Benefit Restoration Plan
(3) Amounts shown are 1993 contributions made by the Company to the Employee Stock Ownership Plan
(4) Mr. Rouleau was employed August 1, 1992; consequently, no compensation was paid during the fiscal year ended January 31, 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the named Executive Officers during Fiscal 1993.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in Fiscal 1993 by the named Executive Officers and the value of such Officers' unexercised options at January 31, 1994. All outstanding options were exercisable at that date.

       (A)              (B)          (C)      (C1)(OPTIONAL)     (D1)          (D2)         (E1)         (E2)           (E3)
- ------------------  -----------  -----------  --------------  -----------  -------------  ---------  -------------  -------------
                                                                                             VALUE OF UNEXERCISED IN-THE-MONEY
                                                                                                   OPTIONS AT FY-END ($)
                                                                                                    ($30.50 ON 1/31/94)
                                                                                          ---------------------------------------
                                                                NUMBER OF UNEXERCISED
                      SHARES                    ANNUALIZED      OPTIONS AT FY-END (#)           EXERCISABLE
                    ACQUIRED ON     VALUE         VALUE       --------------------------  ------------------------
       NAME         EXERCISE(#)  REALIZED($)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE  AGGREGATE  ANNUALIZED(4)  UNEXERCISABLE
- ------------------  -----------  -----------  --------------  -----------  -------------  ---------  -------------  -------------
Leonard G.
  Herring(1)......     24,000     $ 441,875      $ 89,123        10,000          0        $ 241,250    $  51,882         $ 0
Robert L.
  Strickland......          0     $       0      $      0        20,000          0        $ 482,500    $ 103,763         $ 0
Robert L.
  Tillman(2)......      8,000     $ 124,000      $ 22,262        16,000          0        $ 386,000    $  83,011         $ 0
R. Michael
  Rouleau.........          0     $       0      $      0        30,000          0        $ 609,375    $ 491,431         $ 0
Harry B. Underwood
  II(3)...........     12,000     $ 285,750      $ 47,310        16,000          0        $ 386,000    $  83,011         $ 0

- ---------------

(1) Mr. Herring exercised two grants during Fiscal 1993. One grant of 14,000 shares was held for 5.45 years with an option price of $4.0625 and a market price of $18.4375 at date of exercise. The second grant of 10,000 shares was held for 4.61 years and had an option price of $6.375 and a market price of $30.4375 at date of exercise. In accordance with a formula set forth in the agreement evidencing the second grant, the Company applied part of the proceeds of the option exercise price to make income tax deposits on behalf of Mr. Herring ($58,610), which are not reflected in the table above. The annualized value realized indicates the value accrued for each year the option grants were held. The annualized value was determined by dividing the Value Realized for each option by the number of years each option was held.
(2) The grant exercised by Mr. Tillman was held for 5.57 years; the option price was $4.0625 and the market price at exercise was $19.5625. The annualized value realized indicates the value accrued for each year the option grant was held. The annualized value was determined by dividing the Value Realized by the 5.57 years the option was held.
(3) The grant exercised by Mr. Underwood was held for 6.04 years; the option price was $4.0625 and the market price at exercise was $27.875. The annualized value realized indicates the value accrued for each year the option was held. The annualized value was determined by dividing the Value Realized by the 6.04 years the option was held.
(4) This column shows the annualized value of the unexercised in-the-money options which had not been exercised at fiscal year end.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     There were no awards under the Company's Long-Term Incentive Plan for the fiscal year ended January 31, 1994.

           REPORT OF THE COMPENSATION/EMPLOYEE STOCK OPTION COMMITTEE

     This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

     The Compensation/Employee Stock Option Committee (the "Committee") of the Board of Directors is comprised of six of the Company's non-employee Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Company's Bylaws. In carrying out its responsibilities, the Committee:

     - Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has final authority for approval of plans and programs except where shareholder approval is required;

     - Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

     - Reviews and approves base salary increase recommendations for Executive Officers of the Company; and

     - Initiates all compensation actions for the President and Chief Executive Officer and the Chairman of the Board, subject to final Board approval.

     The Committee has retained a national consulting firm to be a source of on-going advice to both the Committee and management, but to report to the Committee.

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's Executive Compensation Program has been designed to establish a strong linkage between the creation of shareholder value and the compensation earned by its senior executives. It is the intention of the Committee that all compensation paid under the Executive Compensation Program of the Company will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

     - Align executive compensation with the Company's mission, values and business strategies;

     - Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

     - Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

     The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hardgoods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

     The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior Executive Officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

     The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to align their interests with those of the Company's shareholders. Through the operation of the Company's Employee Stock Ownership Plan, the Employee Savings and Investment Plan and the proposed 1994 Incentive Plan, vehicles are provided to enable executives to acquire Company Stock, subject to regulatory limitations.

ELEMENTS IN THE EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program is comprised of the following elements:

Base Salary

     Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

     Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

Management Bonus Program

     All Executive Officers participate in the Company's Management Bonus Program. This Plan provides award opportunities which can be earned upon achievement by the Company of pre-set annual financial goals. Based on the annual business plan developed by management, the Committee establishes financial goals for each fiscal year as well as the award opportunities provided to each participant and the relationship between the performance goals and the award opportunities.

     Under the Plan, no bonuses are paid if performance is below the threshold level of corporate profitability set by the Committee at the beginning of the year. If the threshold level is achieved, a minimum bonus payment is earned, typically 25% of the stated bonus opportunity for the executive. Additional bonus amounts are earned on a proportionate scale up to 100% of the stated bonus opportunity if pre-set financial goals are met. Designated senior managers and executives can earn a bonus premium ranging from 27% to 43% of stated bonus opportunity if financial goals are exceeded. The maximum bonus, including bonus premium, which can be earned by any executive of the Company for 1994 is 70% of base annual salary.

     No bonuses were paid under the Plan for performance in the fiscal year ended January 31, 1992 because the Company's financial results did not meet the Plan's minimum requirements.

     Maximum bonuses were paid under the Plan for the fiscal years ended January 31, 1993 and January 31, 1994 because the Company's financial results exceeded the performance goals which the Committee had established for the year.

Stock Appreciation Incentive Plan

     The Stock Appreciation Incentive Plan is a "phantom stock" incentive plan which provides participating executives with the opportunity to earn cash incentive awards based on the Company's stock price appreciation during a defined performance cycle. Each participant is granted a specified number of units (reflecting the nature and magnitude of the executive's position and competitive marketplace long-term incentive compensation opportunities). The amount of award earned by the participant for the performance cycle is equal to the difference between the price of the Company's Common Stock at the beginning of the cycle and the two-month average stock price as measured at the end of the period, multiplied by the number of units granted to the participant. The amount of incentive compensation which can be paid to any participant for a performance cycle is limited to $6,250 per 1,000 units.

     At the end of the performance cycle that began February 1, 1991 and ended January 31, 1994, a total of 671,112 Plan units had been granted and remained outstanding to 82 executives, including Messrs. Tillman and Underwood (32,000 and 24,000 units, respectively). The Company's stock price at the beginning of the performance cycle was $6.28 per share and $29.875 per share during the Final Valuation period at the end of the cycle, resulting in maximum payments under terms of the Plan. Messrs. Herring, Rouleau and Strickland have not been granted units under the Plan. No grants were made under the Plan during the year ended January 31, 1994.

     The term of the Stock Appreciation Incentive Plan has expired and no further awards may be made under the Plan.

1985 Stock Option Plan

     The 1985 Stock Option Plan allows the Committee to make grants of non-qualified stock options and/or incentive stock options. The Committee is empowered to set the option price on any grant (with the requirement that the option price on any incentive stock options cannot be less than the market price of the Company's Common Stock on the date on which the incentive stock option is granted). Non-qualified stock options may be granted at market price, below market price or above market price, as of the date the options are granted. All stock options which have been granted under the Plan measure performance and create compensation solely on the basis of the appreciation in the price of the Company's Common Stock above the fair market value on the date of the grant.

     All options under the Plan must be granted prior to March 25, 1995, and no option may have a term exceeding ten years. Four million shares of the Company's Common Stock were originally authorized for grants under the Plan. Of that amount, options covering 2,814,000 shares had been granted by January 31, 1994 and 154,220 shares continued to be outstanding and unexercised on that date.

1994 Incentive Plan

     On January 31, 1994, the Board of Directors voted to amend and restate the 1985 Stock Option Plan as the 1994 Incentive Plan. The 1994 Incentive Plan is submitted for shareholder approval in this Proxy and described herein.

     The purpose of the 1994 Incentive Plan is to enable the Company to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value, to place further emphasis on executive ownership of Company Stock, to continue previously established incentive compensation practices under a single plan and to assure deductibility of executive compensation.

Benefit Restoration Plan

     The Benefit Restoration Plan was adopted by the Company in May 1990, to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee benefit plans. Qualifying executives are those executives whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of Internal Revenue Code restrictions, and who are selected by the Committee to participate in the Plan. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.

Other Compensation

     The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

THE CEO'S COMPENSATION IN THE FISCAL YEAR ENDED JANUARY 31, 1994

     Effective August 1, 1993, the Committee increased Mr. Herring's annual base salary from $495,000 to $575,000. This increase of 16% was the first salary increase received by Mr. Herring since February 1, 1992. The Committee based its determination on the combination of the progress made by the Company in establishing and implementing its new retailing strategies, the operating performance of the Company, Mr. Herring's leadership and the assessment that his prior base salary was below market in comparison to those of other Chief Executive Officers of similarly situated companies.

     The Committee authorized payment to Mr. Herring of an annual bonus of $373,750 under the 1993 Management Bonus Program. The Committee determined Mr. Herring's bonus solely on the basis of the Company's earnings performance versus the goals for such performance which the Committee established at the beginning of the year. Inasmuch as the Company's performance for the year exceeded the pre-set goals, Mr. Herring earned his maximum award opportunity.

     Mr. Herring did not receive any grants under either the 1985 Stock Option Plan or under the Stock Appreciation Incentive Plan during the fiscal year ended January 31, 1994. Furthermore, Mr. Herring was not a participant in the 1991-1994 performance cycle of the Stock Appreciation Incentive Plan. Subject to shareholder approval of the 1994 Incentive Plan, the Committee granted Mr. Herring three STAR Awards of 5,000 Units each with terms of one year, two years and three years, with a Beginning Valuation of $30.50 per Unit. The maximum appreciation has been set at $2.50 per Unit for the one-year award, $5.00 per Unit for the two-year award, and $7.50 per Unit for the three-year award. The Committee also approved, subject to shareholder approval of the 1994 Incentive Plan, the grant to Mr. Herring of 10,000 Performance Accelerated Restricted Stock (PARS) shares as of January 31, 1994 which will vest after seven years, but provide for accelerated vesting if certain performance measures are met after three years and/or five years.

     Mr. Herring received a Benefit Restoration Plan payment of $173,523 and a Company contribution under the Employee Stock Ownership Plan of $19,500 (such amount was equal to 13% of $150,000, the maximum salary which can be taken into account for benefit plan contributions) for the fiscal year ended January 31, 1994. The Committee believes that the payments described herein were necessary to maintain the competi-tiveness of Mr. Herring's compensation package in comparison to those of other Chief Executive Officers of similarly situated companies.

                                 *     *     *

     The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders, and to ensure that the Company can attract, motivate and retain talented management personnel.

                                          Robert G. Schwartz, Chairman
                                          William A. Andres
                                          John M. Belk
                                          Gordon E. Cadwgan
                                          Russell B. Long
                                          Jack C. Shewmaker

                               PERFORMANCE GRAPH

     The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 31, 1989, in the Company's Common Stock and each of the indices.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF LOWE'S,
                     THE S&P 500, AND THE S&P RETAIL INDEX

      MEASUREMENT PERIOD            LOWE'S          S&P 500       S&P RETAIL
    (FISCAL YEAR COVERED)           $575.26         $187.68      INDEX $232.13
JAN. '89                               100             100             100
JAN. '90                            121.29          114.37          116.49
JAN. '91                            115.78          123.75          133.84
JAN. '92                            189.31          151.40          180.72
JAN. '93                            258.50          166.88          237.54
JAN. '94                            575.26          187.68          232.13

     Note: All data as of January 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BANKING AND FINANCIAL TRANSACTIONS. During Fiscal 1993, the Company paid all outstanding indebtedness ($676,825) to Metropolitan Life Insurance Company. Robert G. Schwartz, a Director of the Company, serves on the Board of Directors of Metropolitan Life Insurance Company. (Mr. Schwartz retired as Chairman of the Board, President and Chief Executive Officer of Metropolitan Life Insurance Company in March, 1993.)


     At January 31, 1994, the Company and certain subsidiaries of the Company were indebted to First Union National Bank, a subsidiary of First Union Corporation, in the amount of $17,108,411 at annual interest rates varying from 72% of the Bank's prime rate as in effect from time to time to a maximum of 12% with maturities in 1994. Also at January 31, 1994, the Company and certain subsidiaries of the Company were indebted to various Industrial Development Boards for which First Union National Bank acts as a collecting agent. The amount at January 31, 1994, was $2,395,834 at annual interest rates varying from 70.0% to 75.8% of First Union's prime rate as in effect from time to time with maturities ranging from 1994 through 2000. The Company has a line of credit agreement with First Union National Bank which provides for short-term unsecured borrowings of up to $30 million. At January 31, 1994, there were no amounts outstanding under this credit arrangement. The applicable interest rate for this credit arrangement is the lesser of the Bank's certificate of deposit rate plus 50 basis points, the Bank's prime rate, the LIBOR rate plus 37.5 basis points, or a rate negotiated with the Bank. Under this arrangement, the Company pays an annual fee of 12.5 basis points on the $30 million line of credit. The amount of fees paid during Fiscal 1993 was $37,500. The Company also has an arrangement with First Union National Bank for a $45 million line of credit for the purpose of issuing letters of credit and bankers acceptances. Other than a commission fee on letters of credit issued under this arrangement, there are no fees charged for maintaining this line of credit. In addition, First Union National Bank extends a $15 million line of credit to a nonaffiliated entity that purchases, on an on-going basis, an undivided interest in Company accounts receivable which are generated in the normal course of business. Leonard G. Herring, President and a Director of the Company, is a member of the Board of Directors of First Union Corporation.

     Except as discussed above and under "COMPENSATION OF DIRECTORS -- STANDARD ARRANGEMENTS", to the knowledge of management, no Director, Officer, or associate of any Director or Officer had any material interest, direct or indirect, in any material transaction during the year ended January 31, 1994, nor in any proposed transaction in which the Company was or will be a party. The Company believes the terms of the transactions described above are comparable to terms available for similar transactions with entities unaffiliated with its Directors and Officers.

                        APPROVAL OF CHARTER AMENDMENT TO
                        INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has recommended an amendment of the Company's Restated and Amended Charter, in the form below, to increase authorized Common Stock, $.50 par value, to 700,000,000 shares. As of April 8, 1994, the Company had 148,210,288 shares of Common Stock outstanding. The amendment would effect no change in the currently authorized 5,000,000 shares of Preferred Stock, $5 par value.


     The amendment will permit future dividends and splits of the Common Stock. While the Board of Directors has no present plans to declare a stock split (since the Common Stock was only recently split two-for-one on March 16, 1994) the Board, nonetheless, believes it advisable to have the ability to declare a stock split when circumstances warrant. Currently, there are insufficient authorized but unissued shares to declare a two-for-one stock split in the form of a dividend.


     Adoption of the proposal to increase authorized Common Stock to 700,000,000 shares requires the affirmative vote of an absolute majority of outstanding shares of Common Stock.


     If authorized, additional Common Stock will be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further shareholder authorization for the issuance be obtained. The Company has no present plans for the issuance of any Common Stock other than the issuance of shares in the Company's 1985 Stock Option Plan, the Non-Employee Directors Plan and Employee Stock Ownership Plan and the proposed Directors' Stock Incentive Plan and 1994 Incentive Plan, all as described in this Proxy Statement. The Board of Directors has approved funding the Fiscal 1993 contribution to the Employee Stock Ownership Plan with previously unissued Common Stock during 1994.

     Shareholders should be aware that the issuance of any additional shares of Common Stock could cause a dilution of voting rights and net income and net book value per share of Common Stock; prior to issuance, of course, they have no such effect. The Company, however, would receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.


     Another possible effect of the increase in the number of authorized shares of Common Stock would be to enable the Directors to render more difficult or to discourage an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect current management. The Board of Directors would have available additional shares of Common Stock with which to effect a sale of shares or a merger or similar transaction in which the number of outstanding shares of Common Stock would be increased, thereby diluting the voting interest of the party attempting to gain control of the Company. Consequently, the Board of Directors, through the issuance of additional shares of Common Stock, could discourage a tender offer or other takeover attempt that might be favored by a majority of shareholders.


     The proposed amendment to the Restated and Amended Charter consists of revising the first paragraph of Article 4 to read as follows (change underlined):


          4. Authorized Stock. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock of a par value of $5 per share and 700,000,000 shares of Common Stock of a par value of $.50 per share.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED AND AMENDED CHARTER TO INCREASE AUTHORIZED COMMON STOCK TO 700,000,000 SHARES.


                           APPROVAL OF AMENDMENTS TO
                           THE 1985 STOCK OPTION PLAN

     The Board proposes that shareholders approve several amendments to the 1985 Stock Option Plan (the "1985 Plan"). The amendments were adopted by the Board, subject to the approval of shareholders, on January 31, 1994 and further amended, subject to shareholder approval, on March 7, 1994. The amendments (i) increase the number of shares available for issuance under the 1985 Plan, (ii) authorize the grant of stock appreciation rights, Stock Awards and Incentive Awards and (iii) extend the term of the 1985 Plan. To reflect these proposed amendments, the name of the 1985 Stock Option Plan will be changed to the "1994 Incentive Plan" (the "1994 Plan").

     The approval of the amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on the amendments. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the amendments.

     For many years the Company has provided stock-based compensation opportunities for executives and Directors. The 1985 Plan was adopted by the Board on March 25, 1985 and approved by shareholders on May 31, 1985. The Board believes that the 1985 Plan has served its purpose of promoting a greater identity of interest between participants and shareholders and that stock-based compensation and incentive opportunities should be continued under the 1985 Plan, as amended to become the 1994 Plan.

     The following paragraphs summarize the principal features of the 1994 Plan. This summary is subject, in all respects, to the terms of the 1994 Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 1994 Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: William C. Warden, Jr., Senior Vice President, General Counsel and Secretary, Lowe's Companies, Inc., P.O. Box 1111, North Wilkesboro, North Carolina 28656-0001 (Telephone 910-651-4497).

SUMMARY OF THE 1994 PLAN

     PURPOSE.  The Board believes that the 1994 Plan will benefit the Company by
(i) assisting it in recruiting and retaining employees with ability and initiative, (ii) providing greater incentive for employees of the Company and its affiliates, and (iii) associating the interests of employees with those of the Company, its affiliates and its shareholders through opportunities for increased stock ownership and performance-based compensation. A maximum of 5,000,000 shares of Common Stock (after taking into account shares previously issued under the 1985 Plan) may be issued under the 1994 Plan. No more than 1,000,000 shares may be issued as Stock Awards (as described below). After giving effect to the two-for-one stock split, this represents an increase of 1,000,000 shares over the number previously authorized under the 1985 Plan. If the 1994 Plan is approved by shareholders, a total of 2,332,640 shares will remain available for awards thereunder.

     ADMINISTRATION. The Compensation/Employee Stock Option Committee of the Board (the "Compensation Committee") will administer the 1994 Plan. The Compensation Committee may delegate its authority to administer the 1994 Plan to one or more officers of the Company. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to
Section 16 of the Securities Exchange Act of 1934. As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.

     ELIGIBILITY. Each employee of the Company and its affiliates is eligible to participate in the 1994 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an affiliate ("Participants"). No person may participate in the 1994 Plan while he is a member of the Compensation Committee. The Administrator may, from time to time, grant stock options, stock appreciation rights ("STARs"), Stock Awards and Incentive Awards to Participants.

     OPTIONS. Options granted under the 1994 Plan may be incentive stock options ("ISOs") or non-qualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The Administrator will specify the number of shares subject to each option; provided, however, that no Participant may be granted options in any calendar year covering more than 40,000 shares of Common Stock. The option price will be determined by the Administrator at the time the option is granted, but in the case of an ISO the price cannot be less than the shares' fair market value on the date of grant. The maximum term of each option will be determined by the Administrator at the time the option is granted but cannot exceed ten years in the case of an ISO. The option price may be paid in cash or a cash equivalent, by surrendering shares of Common Stock, or with a combination of cash, cash equivalent and Common Stock. The 1994 Plan will allow the grant of options that qualify as "performance based compensation" under the Internal Revenue Code's limitation on the deductibility of executive compensation.

     STARS. STAR awards are denominated in Units, which are comparable to a share of Common Stock for purposes of determining the amount payable under a STAR award. The number of Units subject to each STAR award will be determined by the Administrator on the date of grant; provided, however, that no Participant may be granted STARs in any calendar year covering more than 30,000 Units. STARs entitle the Participant to receive the excess of the Final Value of each STAR Unit over the fair market value of a share of Common Stock on the first day of the STAR performance period; provided, however, that the Administrator may establish a limit on the amount payable with respect to each STAR Unit. The Final Value is the average closing price of a share of Common Stock during the last month of the STAR performance period. The STAR performance period is prescribed by the Administrator on the date of grant and will be either one, two or three years. The amount payable under a STAR award will be paid in cash within ninety days of the end of the STAR performance period.

     The STAR award provisions of the 1994 Plan continue the incentive compensation opportunity previously provided under the Stock Appreciation Incentive Plan (described elsewhere in this Proxy Statement) which has expired. STAR awards are included under the 1994 Plan to ensure that benefits qualify as "performance based compensation" under the Internal Revenue Code's limitation on the deductibility of executive compensation.

     STOCK AWARDS. Participants also may be awarded shares of Common Stock pursuant to a Stock Award. The number of shares subject to each Stock Award will be determined by the Administrator on the date of grant; provided, however, that no Participant may receive Stock Awards in any calendar year covering more than 30,000 shares of Common Stock. The Administrator, in its discretion, may prescribe that a Participant's rights in a Stock Award will be nontransferable or forfeitable or both unless certain conditions are satisfied. The 1994 Plan provides that performance objectives may be stated as goals based on the Company's earnings per share, return on assets, the fair market value of the Common Stock, or the Company's average annual FIFO pre-tax earnings relative to beginning non-cash assets. For this purpose, "beginning non-cash assets" means the Company's total assets at the beginning of the fiscal year, exclusive of cash and short-term investments.

     INCENTIVE AWARDS. Participants also may receive Incentive Awards under the 1994 Plan. An Incentive Award entitles a Participant to receive a cash payment based on goals stated with reference to the Company's annual FIFO net before tax
(NBT) earnings. The Administrator will determine each Participant's Incentive Award opportunity; provided, however, that no Participant may receive Incentive Award payments in any calendar year that exceed 75% of the Participant's base salary (prior to any salary reduction or deferral election) as of February 1 of the performance year.

     The Incentive Award provisions of the 1994 Plan continue the incentive compensation opportunity heretofore provided under the Management Bonus Program (described in the Compensation Committee Report included in this Proxy Statement). Incentive Awards are included under the 1994 Plan to ensure that benefits qualify as "performance based compensation" under the Internal Revenue Code's limitation on the deductibility of executive compensation.

     CHANGE IN CONTROL. The 1994 Plan provides that outstanding STARs will be payable and outstanding Stock Awards will be transferable and vested in the event of a Change in Control. The 1994 Plan defines the term "Change in Control" with reference to the Company's Rights Agreement with Wachovia Bank and Trust Company. The 1994 Plan limits such payments, when taken into account with all other benefits, to the amount allowed under the Internal Revenue Code's "golden parachute" rules. Amounts will be payable under Incentive Awards following a Change in Control only to the extent that the performance objectives are achieved. Outstanding options will terminate in the event of a reorganization, merger or consolidation of the Company with another corporation if the Company is not the surviving corporation.

     DURATION OF 1994 PLAN. No option, STAR, Stock Award, Performance Share, or Incentive Award may be granted under the Plan after January 30, 2004. The Board may sooner terminate the 1994 Plan without further action by the shareholders. The Board also may amend the 1994 Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the 1994 Plan or changes the class of individuals eligible to participate in the 1994 Plan will become effective until the amendment is approved by shareholders.

     The following table illustrates the benefits available under the 1994 Plan with respect to awards approved by the Directors on January 31, 1994, subject to shareholder approval of the 1994 Plan.

                               NEW PLAN BENEFITS
                             1994 INCENTIVE PLAN(1)

                                                                                                    INCENTIVE AWARDS(4)
                                        STAR AWARDS(2)                 STOCK AWARDS(3)     --------------------------------------
                            --------------------------------------  ---------------------    NBT FIFO     NBT FIFO     NBT FIFO
                              MAXIMUM              NUMBER             DOLLAR     NUMBER      EARNINGS     EARNINGS     EARNINGS
     NAME AND POSITION      DOLLARS/UNIT          OF UNITS           VALUE(5)   OF SHARES  MINIMUM PLAN  BASE PLAN   MAXIMUM PLAN
- --------------------------- ------------  ------------------------  ----------  ---------  ------------  ----------  ------------
Leonard G. Herring             $ 2.50        5,000 (1-year period)  $  300,500    10,000    $   79,063   $  316,250   $  402,500
  President and CEO            $ 5.00        5,000 (2-year period)
                               $ 7.50        5,000 (3-year period)
Robert L. Strickland           $ 2.50        5,000 (1-year period)  $  300,500    10,000    $   72,188   $  288,750   $  367,500
  Chairman of the Board        $ 5.00        5,000 (2-year period)
                               $ 7.50        5,000 (3-year period)
Robert L. Tillman              $ 2.50        4,000 (1-year period)  $  183,000     6,000    $   36,563   $  146,250   $  195,000
  Executive Vice President-    $ 5.00        4,000 (2-year period)
  Merchandising                $ 7.50        4,000 (3-year period)

R. Michael Rouleau             $ 2.50        4,000 (1-year period)  $  183,000     6,000    $   36,563   $  146,250   $  195,000
  Executive Vice President-    $ 5.00        4,000 (2-year period)
  Store Operations             $ 7.50        4,000 (3-year period)
Harry B. Underwood II          $ 2.50        3,000 (1-year period)  $  152,500     5,000    $   24,750   $   99,000   $  132,000
  Senior Vice President-       $ 5.00        3,000 (2-year period)
  and Treasurer                $ 7.50        3,000 (3-year period)
Executive Group (11 people)    $ 2.50       36,000 (1-year period)  $1,738,500    57,000    $  326,050   $1,338,200   $1,811,130
                               $ 5.00       36,000 (2-year period)
                               $ 7.50       36,000 (3-year period)
Non-Executive                                        0              $        0         0    $        0   $        0   $        0
  Director Group
Non-Executive Officer          $ 2.50      256,300 (1-year period)  $1,037,000    34,000    $1,295,863   $5,183,450   $5,932,410
  Employee Group(6)            $ 5.00      256,300 (2-year period)
                               $ 7.50      256,300 (3-year period)

- ---------------

(1) The New Plan Benefits table illustrates the STAR Awards, Stock Awards and Incentive Awards under the 1994 Plan that were made on January 31, 1994, subject to shareholder approval.
(2) The STAR Awards have one, two and three-year performance periods and will pay the difference between the Final Value and the Beginning Value. The Beginning Value is $30.50, the fair market value of the Common Stock on January 31, 1994. The amount payable with respect to each STAR Unit is capped as shown in the table. Except in the case of the participant's death or disability, STAR Units will be forfeited if the participant's employment is terminated for any reason or the participant is demoted before the end of the STAR performance period.
(3) The Stock Awards are nontransferable and subject to forfeiture for seven years. However, 50% of the shares may become transferable and vested as of the third anniversary of the grant and all of the shares may become transferable and vested as of the fifth anniversary of the grant if the Company's average annual FIFO pre-tax earnings relative to Beginning Non-Cash Assets for the three or five-year period attains levels prescribed by the Compensation Committee. "Beginning Non-Cash Assets" means the Company's total assets at the beginning of each fiscal year, exclusive of cash and short-term investments. Except in the case of death or disability, shares that have not previously vested will be forfeited upon the participant's termination of employment for any reason.
(4) The Incentive Awards provide an opportunity to earn a cash benefit based on the Company's FIFO pre-tax earnings for the fiscal year ending January 31, 1995. The earnings targets for payment of Incentive Awards in Fiscal 1994 were set by the Compensation Committee on March 7, 1994.
(5) Shares of Common Stock will not be issued under the Stock Awards before the 1994 Plan is approved by shareholders. The value of the Stock Awards shown in the table is the fair market value of the Common Stock ($30.50) on January 31, 1994.
(6) In this group 107 people received STAR Awards; 23 received Stock Awards, and 318 received Incentive Awards.

Except as shown in the table with respect to the January 31, 1994, STAR, Stock Award and Incentive Award grants, neither the number of individuals who will be selected to participate in the 1994 Plan nor the type or size of awards that will be approved by the Administrator can be determined. The Company is also unable to determine the number of individuals who would have participated in the 1994 Plan or the type or size of awards that would have been made in 1993 had the plan amendments been in effect in 1993.

FEDERAL INCOME TAX CONSEQUENCES

     No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option (although the exercise can affect the Participant's alternative minimum tax liability). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a non-qualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     The Participant will recognize income on account of a Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Common Stock received on that date.

     The employer (either the Company or an affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified stock option, the settlement of a STAR or Incentive Award, or the vesting of a Stock Award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE 1985 PLAN.

                APPROVAL OF THE DIRECTORS' STOCK INCENTIVE PLAN

     The Board proposes that shareholders approve the Directors' Stock Incentive Plan (the "Directors' Stock Plan"). The Directors' Stock Plan was adopted by the Board of Directors, subject to approval by the shareholders. The approval of the Directors' Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on the Directors' Stock Plan. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the Directors' Stock Plan.

     The following paragraphs summarize the principal features of the Directors' Stock Plan. This summary is subject, in all respects, to the terms of the Directors' Stock Plan. The Company will provide promptly upon request and without charge, a copy of the full text of the Directors' Stock Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: William C. Warden, Jr., Senior Vice President, General Counsel and Secretary, Lowe's Companies, Inc., P. O. Box 1111, North Wilkesboro, North Carolina 28656-0001 (Telephone 910-651-4497).

SUMMARY OF DIRECTORS' STOCK PLAN

     The Board believes that the Directors' Stock Plan will assist in the recruitment and retention of Directors and benefit the Company by promoting a greater identity of interest between the eligible Directors and shareholders by enabling eligible Directors to participate in the Company's success through ownership of Common Stock.

     The Directors' Stock Plan provides for each eligible Director to receive an annual award of 500 shares of Common Stock. The Directors' Stock Plan does not affect the cash retainer or committee fees otherwise payable to Directors.

     No Director who is an employee of the Company or an affiliate is eligible to participate in the Directors' Stock Plan. The Company's Board currently consists of seven Directors who will be eligible to participate in the Directors' Stock Plan. Eight Directors will be eligible to participate in the Directors' Stock Plan if the Director nominees are elected to the Board.

     The Directors' Stock Plan provides that at the first Board meeting following each annual meeting of shareholders, the Company shall issue each eligible Director 500 shares of Common Stock. Up to 25,000 shares of Common Stock may be issued under the Directors' Stock Plan.

     The first issuance of Common Stock pursuant to the Directors' Stock Plan will occur at the first Board meeting following the 1994 Annual Meeting, if requisite shareholder approval is obtained. The last issuance of Common Stock pursuant to the Directors' Stock Plan will occur at the first Board meeting following the 1998 Annual Meeting.

     The shares of Common Stock awarded under the Directors' Stock Plan are nonforfeitable and the participating Directors will be immediately and fully vested in Common Stock issued under the Directors' Stock Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, Directors may sell shares issued under the Directors' Stock Plan at any time. The number of shares of Common Stock issuable to each eligible Director and the maximum aggregate number of shares that may be issued under the Directors' Stock Plan will be adjusted to reflect stock dividends, stock splits, consolidations or other changes in the Company's capitalization.

     The Directors' Stock Plan provides that the Board may amend or terminate the Plan, but the Plan may not be amended more than once within a six-month period other than to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act. An amendment will not become effective without shareholder approval if the amendment changes the eligibility requirements or increases the benefits that may be provided under the Directors' Stock Plan.

     If the Directors' Stock Plan had been in effect during 1993, 3,500 shares would have been issued to Directors eligible to participate in the Directors' Stock Plan. Each eligible Director would have received Common Stock with a fair market value of $18.875 per share, based on the fair market value of Common Stock on May 28, 1993. No shares would have been awarded to the Executive Officers named in the compensation table, to the executive group, or to the non-executive officer employee group.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTORS' STOCK INCENTIVE PLAN.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board, the Board of Directors has appointed, subject to ratification by shareholders, Deloitte & Touche as the firm of independent certified public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1995. Deloitte & Touche has served as independent auditors for the Company since 1982.

     While the Board of Directors is not required to seek shareholder ratification of the Board's appointment of the Company's independent certified public accountants, it has been Board policy for many years to do so.

     Representatives of Deloitte & Touche have been invited to and are expected to attend the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                    GENERAL

     The cost of solicitations of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy material to principals and obtaining their proxies. Also the Company has engaged the proxy soliciting firm of D.F. King & Co., Inc. at an anticipated cost of $7,000 (plus handling fees).

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

     Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

     Where a choice is not so specified, the shares represented by the proxy will be voted FOR the proposals set forth in the Notice of Annual Meeting, Proxy Statement and Proxy Card.

     Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

     In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 28, 1994.

                                 ANNUAL REPORT

     The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 1994, is available from the Company at its home office address furnished in the Notice of Annual Meeting of Shareholders.

North Wilkesboro, North Carolina
April 27, 1994

                                                      LOWE'S COMPANIES, INC.
                                            P. O. BOX 1111, NORTH WILKESBORO, NC 28656

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Black, Jr. and Dwight E. Pardue, Sr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Lowe's
Companies, Inc. held of record by the undersigned on April 8, 1994, at the Annual Meeting of Shareholders to be held on May 27,
1994, or any adjournment thereof. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
1.    ELECTION OF CLASS II DIRECTORS                          NOTE:  Make marks in one section ONLY -- Voting in Section A will

      SECTION A -- to vote for all Class II Director Nominees as a group, mark in this section
      / / FOR all nominees listed below                              / / WITHHOLD AUTHORITY for all nominees listed below
- ------------------------------------------------------------------------------------------------------------------------------
      SECTION B -- to vote for Class II Director Nominees individually, mark in this section
      / / FOR       / / WITHHOLD AUTHORITY Carol A. Farmer          / / FOR    / / WITHHOLD AUTHORITY  Robert G. Schwartz
      / / FOR      / / WITHHOLD AUTHORITY Leonard G. Herring        / / FOR    / / WITHHOLD AUTHORITY Jack C. Shewmaker

2.    PROPOSAL TO APPROVE an amendment to the Company's Restated and Amended
      Charter to increase authorized Common Stock to 700 million shares.
      / / FOR        / / AGAINST        / / ABSTAIN
3.    PROPOSAL TO APPROVE amendments to the Company's 1985 Stock Option Plan to increase the shares available for issuance under the Plan by
      1,000,000 shares, to authorize stock appreciation rights, stock awards and incentive awards, and to extend the term of the Plan to January 30,
      2004.
      / / FOR        / / AGAINST        / / ABSTAIN
4.    PROPOSAL TO APPROVE the Directors' Stock Incentive Plan and to authorize the issuance of up to 25,000 shares of Common Stock under the Directors'
      Stock Incentive Plan.
      / / FOR        / / AGAINST        / / ABSTAIN
                                                    (continued and to be signed on reverse side)



5.    PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE as the independent certified public accountants of the Company for the fiscal  year ending January 31, 1995
      / / FOR        / / AGAINST        / / ABSTAIN
      ---------------------------------------------
6.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                                                                DATED                     , 1994

                                                                                                --------------------------------
                                                                                                Signature

                                                                                                --------------------------------
                                                                                                Signature if held jointly

                                                                                                Please mark, sign, date and
                                                                                                return the proxy card promptly
                                                                                                using the enclosed envelope.

DIFFERENCES BETWEEN THE ELECTRONIC FILING AND THE PRINTED BOOK

        On pages 2 through 5 of the printed book, photographs of the Board of Directors appear, while the electronic filing replaces each photograph with several dashed lines.